Exhibit 99.1

AITX's RAD Hits the Road to Highlight Agentic AI SARA and ROAMEO at Fall Security Conferences

Company Leadership to Spotlight Agentic AI and Mobile Robotics Through High-Impact Presentations at Strategic Security Conferences

Detroit, Michigan, September 18, 2025 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), is embarking on a nationwide series of high-profile presentations this fall. The Company's leadership team will highlight the transformative potential of agentic AI, featuring SARA™ (Speaking Autonomous Responsive Agent), RADCam™ Enterprise, and ROAMEO™, RAD's advanced mobile security robot, at leading security industry events including GSX, TMA Annual Meeting, SIA SNG, TMA OPSTech, and ISC East.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
The Future of Security Is On Stage this Fall
GSX
GLOBAL SECURITY EXCHANGE
The Monitoring Association® 75 YEARS!
SNG™
SECURING NEW GROUND®
THE MONITORING ASSOCIATION OPSTECH25
ISC EAST

This series of appearances follows a string of major announcements and accelerating order activity for RAD. The Company continues to expand its portfolio of AI-powered solutions, from stationary devices like ROSA™ and RIO™ to mobile innovations such as ROAMEO and other upcoming offerings. By bringing SARA and the opportunity of ROAMEO directly to industry leaders, monitoring centers, and potential clients, RAD is reinforcing its position as a pioneer in the use of agentic AI and robotics to modernize security and monitoring operations.

"Agentic AI is no longer a concept on the horizon, it is here today and reshaping how security and monitoring are delivered," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "We are bringing SARA, RADCam Enterprise, and ROAMEO directly to the people and organizations driving this industry forward. These events give us the opportunity to demonstrate how our solutions create measurable value and lasting impact for our clients, channel partners and shareholders."

These upcoming presentations come at a time of accelerating momentum for the Company. RAD has recently reported record order intake and continues to expand its deployments across multiple verticals. The nationwide visibility provided by GSX, TMA, SIA, and ISC East is expected to strengthen the pipeline for SARA, ROAMEO and RADCam Enterprise, driving broader adoption of agentic AI solutions that deliver recurring monthly revenue and long-term growth opportunities.

"The security industry is at a critical point where robotics and agentic AI can bridge operational needs with proven standards and practices," said Mark Folmer, CPP, PSP, President of RAD. "By engaging directly with security professionals at these events, we can demonstrate how our solutions align with the industry's goals of improving performance, reducing costs, and enhancing client outcomes."

Unlike costly trade show booths, RAD's participation at these conferences is focused entirely on thought leadership through speaking engagements and panel discussions. This approach elevates the Company's profile among decision makers, maximizes impact, and does so with far lower costs than traditional event strategies.

"Our focus has always been on creating technologies that truly enhance safety and security," said Troy McCanna, Chief Security Officer and Senior Vice President of Revenue Operations at RAD. "By integrating agentic AI into proven devices like ROAMEO and RADCam Enterprise, we are delivering solutions that organizations can rely on to protect people, property, and communities with greater speed and accuracy than traditional methods."

Building on this foundation of security and reliability, RAD is also advancing the future of mobility security. Stacy Stephens, who joined RAD-M after co-founding and helping to shape Knightscope, is now focused on accelerating the success of ROAMEO. His experience in pioneering robotic patrols is being applied directly to RAD's mobile platform, aimed at rapidly expanding deployments and opening new markets.

"ROAMEO represents the next frontier in mobility for security," said Stacy Stephens, Senior Vice President of Sales at RAD-M. "My focus is on driving its adoption quickly and ensuring clients see immediate value from mobile robotics in their operations."

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope ($KSCP). Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/